Exhibit 99

HMN Financial, Inc. Comments on OTS Supervisory Agreements

ROCHESTER, Minn.--(BUSINESS WIRE)--February 16, 2011--HMN Financial, Inc. (HMN or the Company) (Nasdaq: HMNF), the $881 million holding company for Home Federal Savings Bank (Home Federal or the Bank), today commented on the previously reported supervisory agreements between HMN and Home Federal and the Office of Thrift Supervision (OTS).

HMN president Bradley Krehbiel remarked, “The current recession has severely impacted banks across the United States, and Home Federal is not immune. Our top priorities are the sound and ethical operation of Home Federal and providing excellent customer service in the communities that we serve. Home Federal has maintained capital levels above what is required to be ‘well-capitalized’, as defined by our regulators. We are FDIC-insured and have offered banking services to our customers for more than 75 years.

“Maintaining a sound and ethical organization includes operating in compliance with bank regulations,” said Krehbiel. “The OTS has offered guidance to banks across the country as we collectively recover from the recession. I am confident that we have taken steps to build a solid future for our Bank, and we expect our agreements with the OTS will further strengthen our foundation.

“Home Federal has a long-standing commitment to helping people in our communities obtain home ownership, and we understand how current market conditions have affected our customers,” said Krehbiel. “In addition, the decline in real estate values and single-family home sales has caused commercial loan customers to also experience significant stress. As a result, the loss in business income has made it difficult for some commercial borrowers to repay their loans. To address the increase in problem loans, we have hired additional staff whose key responsibility is to work with our commercial loan customers during this period. We also conducted ongoing reviews of Home Federal’s commercial loans, enabling us to identify problems early on – before they might become major losses for our borrowers and our Bank. Lastly, we implemented policies and procedures to strengthen how we analyze new loan requests.”

Krehbiel continued, “We have a positive working relationship with our regulators and continue to take all necessary steps to comply fully with their recommendations and requirements. As part of our supervisory agreement, we will submit a capital plan to the OTS by May 31, 2011. Additionally, the Bank will continue to serve its consumer and business customer base with the financial products and services they need, and our service will not be impacted in any way.”

About HMN

HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates ten full service offices in southern Minnesota located in Albert Lea, Austin, Eagan, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Private Banking operates branches in Edina and Rochester, Minnesota. Home Federal Savings Bank also operates a loan origination office in Sartell, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often identified by such forward-looking terminology as “expect,” “intent,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to decisions of the OTS with respect to the nature and degree of supervisory oversight to impose on the Company and the Bank as well as the Company’s and the Bank’s ability to comply with the terms and conditions of the supervisory agreements, possible legislative and regulatory changes and adverse economic, business and competitive developments; reduced collateral values; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; international economic developments, changes in credit or other risks posed by the Company’s loan and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation or other significant uncertainties. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2009 and the Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

CONTACT:
HMN Financial, Inc.
Bradley Krehbiel, 507-252-7169
bradk@hfsb.com
or
Padilla Speer Beardsley
Nick Banovetz, 612-455-1705
nbanovetz@psbpr.com